EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
2/4/2013	Sale	$ 6.6787	1	3000
2/5/2013	Sale	$ 6.6806	2	3208
2/6/2013	Sale	$ 6.6701	3	2730
2/7/2013	Sale	$ 6.7543	4	2800
2/8/2013	Sale	$ 6.8658	5	3656
2/11/2013	Sale	$ 7.0294	6	14400
2/12/2013	Sale	$ 7.2500		1892
2/22/2013	Sale	$ 7.0500		2438
2/26/2013	Sale	$ 6.9000		3337
2/28/2013	Sale	$ 7.0741	7	1346
3/1/2013	Sale	$ 7.0000		605
3/4/2013	Sale	$ 7.0186	8	3619
3/5/2013	Sale	$ 7.0256	9	2746
3/6/2013	Sale	$ 7.0156	10	1203
3/8/2013	Sale	$ 7.1900	11	1300
3/11/2013	Sale	$ 7.1847	12	1800
3/14/2013	Sale	$ 7.0736	13	25000
3/18/2013	Sale	$ 7.0500		1740
3/19/2013	Sale	$ 7.0017	14	15522
3/21/2013	Sale	$ 7.1615	15	1300
3/22/2013	Sale	$ 7.1468	16	11967
3/26/2013	Sale	$ 7.1762	17	2900
4/1/2013	Sale	$ 7.8838	18	2500
4/2/2013	Sale	$ 8.0440	19	14190
4/3/2013	Sale	$ 8.0750	20	4450

1 This transaction was executed in multiple trades at prices ranging from $6.67 – 6.68.
2 This transaction was executed in multiple trades at prices ranging from $6.68 – 6.69.
3 This transaction was executed in multiple trades at prices ranging from $6.65 – 6.69.
4 This transaction was executed in multiple trades at prices ranging from $6.75 – 6.79.
5 This transaction was executed in multiple trades at prices ranging from $6.85 – 6.90.
6 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.05.
7 This transaction was executed in multiple trades at prices ranging from $7.06 – 7.08.
8 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.05.
9 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.04.
10 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.03.
11 This transaction was executed in multiple trades at prices ranging from $7.17 – 7.20.
12 This transaction was executed in multiple trades at prices ranging from $7.15 – 7.20.
13 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.10.
14 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.05.
15 This transaction was executed in multiple trades at prices ranging from $7.16 – 7.17.
16 This transaction was executed in multiple trades at prices ranging from $7.14 – 7.15.
17 This transaction was executed in multiple trades at prices ranging from $7.15 – 7.19.
18 This transaction was executed in multiple trades at prices ranging from $7.75 – 7.92.
19 This transaction was executed in multiple trades at prices ranging from $7.96 – 8.10.
20 This transaction was executed in multiple trades at prices ranging from $8.00 – 8.11.